Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 28, 2026 with respect to the statement of financial condition including the related trust portfolio of m+ funds Trust, Series 1-60 as of August 28, 2026, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-298013) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”

/s/ GRANT THORNTON LLP

New York, New York

August 28, 2026